Exhibit 10 (d)

2004 BONUS AND INCENTIVE SHARE AWARD AGREEMENT

Grant Date:                        May 5, 2004 ("Grant Date")

Employee:                          Employee   ("Employee")

Number of
Unrestricted Shares:               BonusShares ("Bonus Shares")

Number of
Restricted Shares:                 Incentive Shares ("Incentive Shares")

1.     Grant of Shares. The Compensation Committee (the “Committee”) of the Board of Directors of West Pharmaceutical Services, Inc. (the “Company”) grants to Employee, as of the Grant Date, (i) the number of Bonus Shares of the Company’s common stock and (ii) the number of Incentive Shares of the Company’s common stock set forth above, subject to the restrictions described in this Agreement.

2.     Definitions. As used herein:

(a)	“Bonus Shares” means those shares of Company stock designated by the Committee as Bonus Shares which are awarded to you in accordance with the terms of this Agreement and the Plan, and which shares shall be “Stock Bonuses” as described in Section 9 of the Plan.

(b)	“Deferred Compensation Plan” means the West Pharmaceutical Services, Inc. Non-Qualified Deferred Compensation Plan for Designated Officers, as amended from time to time.

(c)	“Employer” means the Company or any subsidiary of the Company for which Employee is performing services, or for which he was performing services at the time of his death, disability or other termination of employment. The term “subsidiary” means any corporation that, at the time in question, is a subsidiary corporation or other business entity within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended.

(d)	“Incentive Shares” means those shares of Company stock designated by the Committee as Incentive Shares which are awarded to you in accordance with the terms of this Agreement and the Plan, and which shares shall be “Restricted Stock” as described in Section 8 of the Plan.

(e)	“Qualified Termination” means the cessation of Employee’s employment with Employer by reason of death, disability or retirement pursuant to any qualified pension plan maintained by the Company in which you participate. A Qualified Termination shall occur on the date on which Employee’s employment so ceases.

(f)	“Restricted Period” means the period of time beginning on the Grant Date and ending on the fourth anniversary of the Grant Date.

(g)	“Shares” means the BonusShares Bonus Shares and the IncentiveShares Incentive Shares, together.

(h)	“Plan” means the West Pharmaceutical Services, Inc. 2004 Stock-Based Compensation Plan, as amended from time to time, the terms of which are incorporated herein by reference.

(i)	“Transfer” or “Transferred” means any sale, assignment, exchange, pledge, hypothecation or other encumbrance of the Shares.

3.     Deferred Shares. Under the terms of the Deferred Compensation Plan, Employee has elected to defer ____ Bonus Shares and ____ Incentive Shares (the “Deferred Shares”). With respect to the Deferred Shares, notwithstanding anything in this Agreement or the Plan to the contrary, such Deferred Shares are subject to the terms and conditions of the Deferred Compensation Plan.

4.     Rights of a Shareholder. Employee will be considered and have all the rights of a shareholder with respect to the Shares (but not Deferred Shares), including the right to vote the Shares and to receive dividends and other distributions with respect thereto, except that:

(a)	Dividends on the Shares shall be reinvested in additional shares of the Company’s common stock under the following circumstances:

(i)	with respect to Bonus Shares, at all times prior to a Transfer thereof; and

(ii)	with respect to Incentive Shares, at all times prior to a Transfer thereof, except for a Transfer pursuant to clause (i) or (ii) of paragraph 6(a) hereof.

(b)	Employee will have no right to receive a stock certificate for the Shares, or any portion thereof, except as provided in paragraph 5 hereof;

(c)	Employee will have no right to Transfer any of the Incentive Shares, until the earlier to occur of a Qualified Termination or expiration of the Restricted Period; and

(d)	Employee’s rights in the Incentive Shares will be subject to forfeiture as provided in paragraph 6.

5.     Delivery of Shares.

(a)	Subject to the provisions of paragraph 6 hereof, a certificate for the Shares or any portion thereof will be delivered to Employee or to his personal representative, heir or legatee as promptly as possible after:

(i)	Employee ceases to be employed by the Employer for any reason; and

(ii)	a request therefore is made by Employee or his authorized representative under the following circumstances:

(1)	with respect to Bonus Shares, in order to effect a Transfer of such Bonus Shares; and

(2)	with respect to Incentive Shares, on and after the expiration of the Restricted Period;

(iii)	provided that any applicable tax withholding requirements may be satisfied by withholding from the Shares to be delivered Shares sufficient to satisfy all or a portion of such requirements.

(b)	The Company may condition delivery of certificates for Shares upon the prior receipt from Employee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

6.     Restrictions on Right to Receive Incentive Shares; Forfeiture.

(a)	The Company will have no obligation to deliver Incentive Shares pursuant to paragraph 5, and all rights of Employee in respect of the Incentive Shares will immediately terminate, in the event that:

(i)	Employee’s employment with Employer ceases other than due to a Qualified Termination, or

(ii)	Employee Transfers any of the Bonus Shares prior to expiration of the Restricted Period, except for a Transfer of Bonus Shares to the Company (1) in connection with a stock-for-stock exercise of a stock option issued under the Plan or (2) to satisfy applicable tax withholding requirements as permitted by the Plan.

(b)	Notwithstanding the foregoing or any other provision in this Agreement to the contrary, in the event Employee’s employment with Employer ceases due to a Qualified Termination prior to expiration of the Restricted Period, Employee will be entitled to receive a portion of the Incentive Shares according to the following schedule:

(i)	25% of the Incentive Shares, if at least one but less than two years has elapsed since the Grant Date;

(ii)	50% of the Incentive Shares, if at least two but less than three years has elapsed since the Grant Date; and

(iii)	75% of the Incentive Shares, if at least three years has elapsed since the Grant Date.

7.     No Right to Continued Employment. Nothing in this Agreement shall confer on the Employee the right to continue employment with the Company or interfere in any way with the right of the Company to terminate the Employee’s employment at any time.

8.     Amendment. The Committee shall have the power unilaterally and without approval of the Employee to amend this Agreement in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to the Employee by this Agreement and as long as the amended Agreement comports with the terms of the Plan.

9.     Interpretation. The Committee shall have the sole power to resolve any dispute or disagreement arising out of this Agreement. The Committee’s interpretation and construction of any provision of this Agreement and the Plan shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of an award of a Stock Bonus and Restricted Stock under the Plan. Except to the extent preempted by any applicable federal law, this Agreement will be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law of such state.

10.     Plan Document. This Agreement is subject to the applicable terms and conditions of the Plan (and, with respect to the Deferred Shares only, the Deferred Compensation Plan), which are incorporated herein by reference, and in the event of any contradiction, distinction or differences between this Agreement and the terms of the Plan (and, the Deferred Compensation Plan, as applicable), the terms of the Plan will control. All capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth in the Plan as the context so requires.

11.     Entire Agreement. This Agreement, including the terms and conditions of the Plan (and, the Deferred Compensation Plan, as applicable), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

You must sign and return a copy of this Agreement to the Secretary of the Company. Your executed copy must be returned within sixty (60) days, otherwise, unless the Committee provides otherwise, this Award will lapse and become null and void as of its inception. Therefore, intending to be legally bound, the parties have executed this Agreement in two counterparts as of the Grant Date.

     WEST PHARMACEUTICAL SERVICES, Inc.

By:  /s/ John R. Gailey III
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         John R. Gailey III, Secretary

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         (Signature of Employee)